Flex Pharma Reports Year End 2015 Financial Results
Conference Call Scheduled Today at 8:30 a.m. ET

March 8, 2016

Boston, MA - Flex Pharma, Inc. (NASDAQ: FLKS), a biotechnology company developing innovative and proprietary treatments for nocturnal leg cramps (NLC), spasms associated with severe neuromuscular conditions, and exercise-associated muscle cramps, today reported financial results for the year ended December 31, 2015 and provided an update on its clinical development and corporate activities.

"In 2015, we achieved our goals, advancing both the clinical and consumer arms of the business. With our recent clinical results - which demonstrated statistically significant positive human efficacy in nocturnal leg cramps - we are poised to advance our lead single agent molecule (a selective, specific transient receptor potential (TRP) ion channel agonist) into studies for NLC, MS and ALS this year. Additionally, we expect to begin commercializing our consumer product in the second quarter with a limited launch in three markets," stated Christoph Westphal, M.D., Ph.D., Chair and CEO of Flex Pharma. "With over $93 million in cash and investments at year end, Flex is well funded through the middle of 2018 to execute upon our value-creating objectives."

"Flex Pharma is advancing the clinical development of our product candidate for nocturnal leg cramps, and the statistically significant human efficacy data generated in our recent study holds promise for a new treatment in the future for the millions of patients who currently have no safe and effective therapeutic options," said Flex Pharma Chief Medical Officer Thomas Wessel, M.D., Ph.D., who served as the medical lead for three products approved in the United States: Razadyne®, Lunesta® and Ampyra®. "These recent results certainly encourage us to look beyond exercise-associated cramps and nocturnal leg cramps to spasms and spasticity in MS and other neurological diseases because we believe there are common underlying mechanisms at play."

“Based upon the recent results from the nocturnal leg cramp study, it is fulfilling and incredibly gratifying to confirm the potential positive impact of Chemical Neuro Stimulation -- the process by which a small molecule chemical signal, acting topically, is translated into an electrical signal for the benefit of patients,” said Dr. Rod MacKinnon, Nobel Laureate and Flex Pharma Scientific Co-Founder,

Board Member, and Scientific Advisory Board Co-Chair. “It appears that Chemical Neuro Stimulation may prove to be helpful to the millions afflicted by Nocturnal Leg Cramps, to those suffering from exercise-associated muscle cramps, and hopefully, to those with severe neuromuscular disorders such as multiple sclerosis and amyotrophic lateral sclerosis.”

Business Highlights

•	Clinical Efforts

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In February 2016, the Company announced statistically significant positive human efficacy on key endpoints in a randomized, controlled, blinded study of subjects with frequent nocturnal leg cramps. The Company’s extract formulation demonstrated statistically significant effects (p<0.05) on key endpoints: muscle cramp frequency; cramp-free days; the physician-rated Clinical Global Impression of Change (CGI-C); specific sleep disturbance measures; and specific pain measures. Additionally, the product appeared to be safe and well-tolerated and there were no serious adverse events reported. The magnitude of efficacy in this study on reduction in muscle cramps appears similar to published quinine efficacy studies. Quinine, the only therapeutic intervention for leg cramps with randomized, controlled, blinded study support for efficacy, is associated with serious adverse events and was banned for the treatment of leg cramps by the FDA. In the UK, where quinine is still prescribed, 4.5 million prescriptions were written in 2013, for a population one-fifth of the size of the United States.

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Flex Pharma announced in November 2015, the selection of FLX-787 as its clinical candidate for studies outside the United States. FLX-787 is a purified, GMP-synthesized single agent consisting of one highly selective and specific TRPA1 and TRPV1 channel agonist that has demonstrated statistically significant efficacy in its muscle cramp model.

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Over the past year, Flex Pharma presented data at several scientific and medical meetings, including the Annual Meeting of the American Academy of Neurology (AAN), the European Committee for Treatment and Research of Multiple Sclerosis (ECTRIMS), the Society for Neuroscience, the 26th International Symposium on amyotrophic lateral sclerosis (ALS)/motor neuron disease (MND), and the Americas Committee for Treatment and Research in Multiple Sclerosis (ACTRIMS).

•	Consumer Launch

•	In October 2015, the Company announced an exclusive partnership with World Champion triathlete Craig “Crowie” Alexander from Australia around its scientific breakthrough to prevent and treat muscle cramps. Alexander is a three-time IRONMAN® World Champion and two-time IRONMAN 70.3 World Champion. He is currently the course record holder for the IRONMAN World Championship. As part of the partnership, Alexander will incorporate Flex Pharma’s proprietary consumer product as part of training, racing, and coaching regimens under his Sansego brand. Flex Pharma was also named an official sponsor of the 2015 IRONMAN® World Championship triathlon presented by GoPro® in Kailua-Kona, Hawaii on October 10, 2015.

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In September 2015, the Company launched a print and digital campaign with the objective to build awareness and educate consumers that the root cause of muscle cramping is the nerve, not the muscle. To date, the Company’s findings and its development of the first scientifically proven formula to treat and prevent muscle cramps have appeared in Outside Magazine, Competitor, Runner’s World, Bicycling, and Running Times, among other publications.

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In May 2015, the Company’s proprietary formulation earned certification from NSF International's Certified for Sport® program. NSF's Certified for Sport® program certifies ingredients and tests products to ensure they do not contain contaminants or banned or prohibited substances. The MLB, MLB Player's Association, NFL, NFL Player's Association, PGA, LPGA and the CCES (Canadian Centre for Ethics in Sport) have all chosen NSF's Certified for Sport® program.

•	Corporate

•	In 2015, Flex Pharma raised $87.9 million in gross proceeds and $79.9 million in net proceeds from the sale of 5,491,191 shares of common stock in an initial public offering.

•	On April 1, 2015, Flex Pharma was added to the Russell 3000, Russell 2000, and Russell Microcap Indices as part of Russell Investments' first quarter 2015 IPO additions.

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Flex Pharma was added to the NASDAQ Biotechnology Index (Nasdaq:NBI), on Monday, December 21, 2015. The NBI is designed to track the performance of a set of securities listed on The Nasdaq Stock Market® that are classified as either biotechnology or pharmaceutical according to the Industry Classification Benchmark (ICB).

•	Expanded Board of Directors and Scientific Advisory Board

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In March 2016, Michelle Stacy, former President of Keurig Inc., joined the Board of Directors of Flex Pharma. As the former President of Keurig, Inc. and former Vice President and General Manager with Gillette/P&G, Ms. Stacy brings a wealth of experience leading consumer businesses and building global brands. During her five-year tenure at Keurig Inc., a division of Keurig Green Mountain, the company's revenue grew from $493 million in FY2008 to $4.3 billion in FY2013.

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In September 2015, Robert Perez, former Chief Executive Officer of Cubist Pharmaceuticals, Inc., was appointed to Flex Pharma’s Board of Directors. Mr. Perez joined Cubist in 2003, as Senior Vice President, Sales and Marketing and led the launch of Cubicin® (daptomycin for injection). He served as Executive Vice President and Chief Operating Officer (COO) for the company from 2007 to 2012 and President and COO from 2012 to 2014. Prior to joining Cubist, he served as Vice President of Biogen, Inc.’s CNS Business Unit from 2001 to 2003, where he was responsible for commercial leadership of an $800 million neurology business unit and from 1995 to 2001, held positions of increasing responsibility within the commercial organization.

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In June 2015, Alfred Sandrock, Jr., M.D., Ph.D., Chief Medical Officer of Biogen (NASDAQ: BIIB), joined Flex Pharma’s Scientific Advisory Board. Dr. Sandrock is Biogen’s Executive Vice President, Neurology Discovery & Development Center, Neurodegeneration Therapeutic Area and Chief Medical Officer and has served in this position since November 2015. Dr. Sandrock served as Group Senior Vice President from May 2014 to October 2015 as well as Chief Medical Officer since February 2012. Since joining Biogen in 1998, Dr. Sandrock has held several senior executive positions, including Senior Vice President of Development Sciences, Senior Vice President of Neurology Research and Development, and Vice President of Clinical Development, Neurology.

•	Strengthened Leadership Team

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Kathie Lindemann was appointed Chief Operating Officer in September 2015. Prior to joining Flex Pharma, Ms. Lindemann served as Chief Operating Officer at DAVIDsTEA Inc. Ms. Lindemann also spent 19 years at Starbucks where she held several leadership roles including Senior Vice President, Starbucks Foodservice, SVP US Business Operations, and SVP International Operations, Store Development and Global Business Systems.

Fourth Quarter & Full Year 2015 Financial Results

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Cash Position: As of December 31, 2015, Flex Pharma had cash, cash equivalents and marketable securities of $93.7 million. During the three months ended December 31, 2015, cash, cash equivalents and marketable securities decreased by $5.5 million. For the year ended December 31, 2015, cash, cash equivalents and marketable securities increased $59.8 million, which included the proceeds from the closing of the Company's initial public offering in the first quarter of 2015, raising net proceeds of $79.9 million.

•	R&D Expense: Research and development expense for the three months ended December 31, 2015 was $3.3 million, and $12.7 million for the year ended December 31, 2015. Research and development expense for these time periods primarily includes costs associated with the Company’s clinical studies of its extract formulation and FLX-787, personnel costs (including salaries as well as stock-based compensation costs), and external consultant costs.

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G&A Expense: General and administrative expense for the three months ended December 31, 2015 was $4.6 million, and $16.5 million for year ended December 31, 2015. General and administrative expense for these periods primarily includes personnel costs (including salaries as well as stock-based compensation costs), costs related to developing the Company’s consumer brand and cornerstone product, legal and accounting costs, and external consultant costs.

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Net Loss and Cash Flow: Net loss for the three months ended December 31, 2015 was ($7.9) million, or ($0.51) per share. Net loss for the three months ended December 31, 2015 included $1.7 million of stock compensation expense. Cash, cash equivalents and marketable securities decreased by $5.5 million during this period. For the year ended December 31, 2015, net loss was ($29.1) million, or ($2.08) per share and included $6.6 million of stock-based compensation expense. Cash, cash equivalents and marketable securities increased $59.8 million during the year. As of December 31, 2015, Flex Pharma had 15,741,618 shares of common stock outstanding. The net loss for the fourth quarter of 2015, as well as for the year ended December 31, 2015, was primarily driven by the Company’s operating expenses related to its research and development efforts, costs associated with the development of the Company’s consumer brand and cornerstone product, and general and administrative costs.

Financial Guidance

Based on its current cash, cash equivalents and marketable securities position, Flex Pharma expects to have sufficient capital to fund its operations until the middle of 2018.

Upcoming Events and Presentations

•	Jefferies Healthcare Conference, June 7-10, 2016 in New York, NY

•	Piper Jaffray Consumer Conference, June 14-15, 2016 in New York, NY

•	JMP Securities Healthcare Conference, June 21-22, 2016 in New York, NY

Conference Call and Webcast

The company will host a conference call and webcast today at 8:30 a.m. ET to provide an update on the company and discuss full year 2015 financial results. To access the conference call, please dial (855) 780-7202 (U.S. and Canada) or (631) 485-4874 (International) five minutes prior to the start time.

A live webcast may be accessed in the Investors section of the company’s website at www.flex-pharma.com. Please log on to the Flex Pharma website approximately 15 minutes prior to the scheduled webcast to ensure adequate time for any software downloads that may be required. A replay of the webcast will be available on Flex Pharma’s website for three months.

About Flex Pharma

Flex Pharma, Inc. is a biotechnology company that is developing innovative and proprietary treatments for nocturnal leg cramps, spasms associated with severe neuromuscular conditions such as ALS and MS, and exercise-associated muscle cramps. Flex Pharma was founded by National Academy of Science members Rod MacKinnon, M.D. (2003 Nobel Laureate), and Bruce Bean, Ph.D., recognized leaders in the fields of ion channels and neurobiology, along with Chair and CEO Christoph Westphal, M.D., Ph.D.

Follow Flex Pharma on twitter (@flexpharma) and visit the Company’s web site (http://ir.flex-pharma.com/) for updates of the Company's pre-launch activities for its consumer product to prevent and treat exercise-associated muscle cramps.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the design and timing of ongoing and anticipated clinical studies, our expectations regarding the availability of our capital resources, and our plans to launch and commercialize our consumer product. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation: the status, timing, costs, results and interpretation of our clinical studies; the uncertainties inherent in conducting clinical studies; results from our ongoing and planned preclinical development; expectations of our ability to make regulatory filings and obtain and maintain regulatory approvals, our ability to launch and commercialize our consumer product; anticipated positioning and product attributes of our consumer product; results of early clinical studies as indicative of the results of future trials; availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of our consumer or drug product candidates; the inherent uncertainties associated with intellectual property; and other factors discussed in greater detail under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the Securities and Exchange Commission (SEC). You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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Contact:
Elizabeth Woo
SVP, Investor Relations & Corporate Communications
Flex Pharma, Inc.
irdept@flex-pharma.com
617-874-1829

- Financial Tables to Follow -

Flex Pharma, Inc.
Unaudited Selected Consolidated Balance Sheet Information
(in thousands)
	December 31, 2015	December 31, 2014
Cash and cash equivalents	$66,687	$33,854
Marketable securities	26,965	-
Prepaid expenses and other current assets	909	370
Property and equipment, net	382	85
Other assets	127	1,302
Total assets	$95,070	$35,611

Accounts payable and accrued expenses	$2,823	$995
Other liabilities	55	123
Convertible preferred stock	-	41,031
Stockholders’ equity (deficit)	92,192	(6,538)
Total liabilities and stockholders’ equity (deficit)	$95,070	$35,611

Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Twelve Months Ended December 31, 2015	Period from Inception to December 31, 2014
Operating expenses:
Research and development	$3,309	$1,965	$12,749	$4,004
Selling, general and administrative	4,621	1,786	16,464	4,026
Total operating expenses	7,930	3,751	29,213	8,030

Loss from operations	(7,930)	(3,751)	(29,213)	(8,030)
Interest income, net	37	9	72	19
Net loss	$(7,893)	$(3,742)	$(29,141)	$(8,011)

Net loss per share–basic and diluted	$(0.51)	$(1.82)	$(2.08)	$(4.57)

Weighted-average number of common shares outstanding (1)	15,552	2,061	14,033	1,753

(1)
As of December 31, 2015, the Company had issued approximately 5.4 million shares of restricted stock that are subject to vesting. Of these shares, approximately 3.2 million shares had vested at December 31, 2015 and are outstanding for purposes of computing weighted average shares outstanding. The remaining shares will be included in the weighted average share calculation as such shares vest over approximately the next two years.